Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2010 FIRST QUARTER RESULTS, NEW STUDENT ENROLLMENT INCREASED 21.8%

CARMEL, IN, April 22, 2010—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the first quarter of 2010 increased 21.8% to 23,064 compared to 18,935 in the same period in 2009.  Total student enrollment increased 28.9% to 84,555 as of March 31, 2010 compared to 65,620 as of March 31, 2009.

The company provided the following information for the three months ended March 31, 2010 and 2009:

Financial and Operating Data for the Three Months Ended March 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2010		2009 (A)		Increase/ (Decrease)

Revenue	$384.0		$288.0		33.3%
Operating Income	$142.6		$98.5		44.8%
Operating Margin	37.1%		34.2%		290 basis points
Net Income	$87.5		$60.9		43.6%
Earnings Per Share (diluted)	$2.46		$1.56		57.7%
New Student Enrollment	23,064		18,935		21.8%
Continuing Students	61,491		46,685		31.7%
Total Student Enrollment as of March 31st	84,555		65,620		28.9%
Persistence Rate as of March 31st (B)	76.1%		75.3%		80 basis points
Revenue Per Student	$4,754		$4,647		2.3%
Cash and Cash Equivalents, Restricted Cash and Investments as of March 31st	$327.0		$365.7		(10.6)%
Bad Debt Expense as a Percentage of Revenue	5.9%		4.9%		100 basis points
Days Sales Outstanding as of March 31st	20.7 days		16.1 days		4.6 days
Deferred Revenue as of March 31st	$191.8		$133.1		44.1%
Debt as of March 31st	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	35,499,000		39,062,000
Shares of Common Stock Repurchased	952,500	(C)	527,833	(D)
Land and Building Purchases and Renovations	$0.8	(E)	$1.1	(F)	(21.9)%
Number of New Colleges in Operation	2		1
Capital Expenditures, Net	$5.3		$4.6		15.0%
__________________
(A)	Financial data is adjusted from amounts reported in prior periods for the change in accounting for direct costs related to the enrollment of new students (“Direct Marketing Costs”).
(B)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(C)	For approximately $95.0 million or at an average price of $99.76 per share.
(D)	For approximately $64.4 million or at an average price of $121.93 per share.
(E)	Represents costs associated with renovating and expanding buildings at nine of the company’s locations.
(F)	Represents costs associated with renovating, expanding or constructing buildings at eight of the company’s locations.

Kevin M. Modany, Chairman and Chief Executive Officer of ITT/ESI, said, "We are very pleased with our financial, operating and academic results which exceeded our internal expectations.  As a result we are raising our 2010 internal goal for EPS from the range of $10.00 to $10.50 to a revised range of $10.50 to $11.25.”

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2010 first quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required regulatory authorizations or accreditation of its campuses; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internal student financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                                   WEB SITE:
Lauren Littlefield, Manager of Communications                                                    www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	March 31, 2010	December 31, 2009	March 31, 2009 (a)
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$165,544	$128,788	$219,642
Short-term investments	156,143	143,407	146,062
Restricted cash	5,298	1,891	11
Accounts receivable, net	88,290	85,426	51,513
Deferred income taxes	13,321	13,799	12,143
Prepaid expenses and other current assets	19,735	17,651	15,960
Total current assets	448,331	390,962	445,331

Property and equipment, net	191,438	195,449	166,582
Deferred income taxes	9,720	6,416	8,887
Other assets	27,900	23,878	3,682
Total assets	$677,389	$616,705	$624,482

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$68,474	$61,275	$63,658
Accrued compensation and benefits	17,465	26,323	23,670
Accrued income taxes	49,702	10,218	36,959
Other accrued liabilities	16,149	15,043	11,896
Deferred revenue	191,795	171,933	133,137
Total current liabilities	343,585	284,792	269,320

Long-term debt	150,000	150,000	150,000
Other liabilities	28,294	25,328	20,810
Total liabilities	521,879	460,120	440,130

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	--	--	--
Common stock, $.01 par value,
300,000,000 shares authorized, 54,068,904 issued	541	541	541
Capital surplus	160,371	154,495	144,004
Retained earnings	1,090,413	1,006,903	771,666
Accumulated other comprehensive (loss)	(9,851)	(10,093)	(13,293)
Treasury stock, 19,531,095, 18,622,809 and 15,743,252
shares, at cost	(1,085,964)	(995,261)	(718,566)
Total shareholders' equity	155,510	156,585	184,352
Total liabilities and shareholders' equity	$677,389	$616,705	$624,482

(a)
Amounts as of March 31, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months
	Ended March 31,
	(unaudited)
	2010	2009 (a)

Revenue	$383,957	$288,033

Costs and expenses:
Cost of educational services	134,382	101,087
Student services and administrative expenses	106,960	88,459
Total costs and expenses	241,342	189,546

Operating income	142,615	98,487
Interest income	709	1,233
Interest (expense)	(420)	(194)
Income before provision for income taxes	142,904	99,526
Provision for income taxes	55,453	38,608

Net income	$87,451	$60,918

Earnings per share:
Basic	$2.50	$1.58
Diluted	$2.46	$1.56

Supplemental Data:
Cost of educational services	35.0%	35.1%
Student services and administrative expenses	27.9%	30.7%
Operating margin	37.1%	34.2%
Student enrollment at end of period	84,555	65,620
Campuses at end of period	123	106
Shares for earnings per share calculation:
Basic	35,028,000	38,558,000
Diluted	35,499,000	39,062,000

Effective tax rate	38.8%	38.8%

(a)
Amounts for the three months ended March 31, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months
	Ended March 31,
	(unaudited)
	2010	2009 (a)
Cash flows from operating activities:
Net income	$87,451	$60,918
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,758	5,772
Provision for doubtful accounts	22,765	14,209
Deferred income taxes	(2,978)	(1,689)
Excess tax benefit from stock option exercises	(921)	(3,793)
Stock-based compensation expense	4,813	4,183
Other	156	135
Changes in operating assets and liabilities:
Restricted cash	(3,407)	10,132
Accounts receivable	(25,629)	(35,943)
Accounts payable	7,199	8,843
Accrued income taxes	40,546	26,149
Other operating assets and liabilities	2,505	1,481
Deferred revenue	19,862	(29,069)
Net cash flows from operating activities	159,120	61,328

Cash flows from investing activities:
Facility expenditures and land purchases	(839)	(1,074)
Capital expenditures, net	(5,298)	(4,608)
Proceeds from sales and maturities of investments and notes	84,698	48,598
Purchase of investments and notes	(107,172)	(55,770)
Net cash flows from investing activities	(28,611)	(12,854)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	921	3,793
Proceeds from exercise of stock options	1,026	5,823
Repurchase of common stock and shares tendered for taxes	(95,700)	(64,703)
Net cash flows from financing activities	(93,753)	(55,087)

Net change in cash and cash equivalents	36,756	(6,613)

Cash and cash equivalents at beginning of period	128,788	226,255

Cash and cash equivalents at end of period	$165,544	$219,642

(a)
Amounts for the three months ended March 31, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.